UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 15, 2008
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) During the past several years, Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), has adopted various policies and programs relating to executive compensation. Since being adopted, many of those policies and programs have been modified, and the Company has continued to implement additional compensation policies and programs. In early 2008, the Company determined that its employment agreements with Scott A. Wolstein, the Company’s Chairman and Chief Executive Officer, and Daniel B. Hurwitz, the Company’s President and Chief Operating Officer, should be reviewed because of the number of changes the Company has implemented regarding its executive compensation structure since those employment agreements were last revised in 2001, in the case of Mr. Wolstein, and in 1999, in the case of Mr. Hurwitz. The Company determined that it would be in the best interests of the Company to enter into new employment agreements with Messrs. Wolstein and Hurwitz (the “Executives”) to document all applicable modifications to their respective compensation structures, which were last set forth in their existing employment agreements.
     Following a period of extensive negotiations, and with the approval of both the Company’s Board of Directors (the “Board”) and the Executive Compensation Committee of the Board (the “Committee”) and under the advisement of an independent compensation consulting company for each of the Company and the Executives, on October 15, 2008, the Company entered into an Employment Agreement and a Change In Control Agreement with each of Messrs. Wolstein and Hurwitz. Mr. Wolstein’s Employment Agreement supersedes his prior Employment Agreement, dated as of December 6, 2001, and Mr. Hurwitz’s Employment Agreement supersedes his prior Employment Agreement, dated as of May 25, 1999 (Mr. Wolstein’s Employment Agreement and Mr. Hurwitz’s Employment Agreement together, the “Employment Agreements”). Similarly, Mr. Wolstein’s Change in Control Agreement supersedes his prior Change in Control Agreement, dated as of March 24, 1999, and Mr. Hurwitz’s Change of Control Agreement supersedes his prior Change of Control Agreement, dated as of May 25, 1999 (Mr. Wolstein’s Change in Control Agreement and Mr. Hurwitz’s Change in Control Agreement together, the “CIC Agreements”).
     Employment Agreements
     The Company entered into the Employment Agreements with the Executives to reflect the terms pursuant to which the Executives will continue to serve the Company. The term of each Employment Agreement initially runs through December 31, 2009, but the term is subject to a “evergreen” provision that provides for an automatic extension of the remaining term for an additional year at the end of each calendar year, subject to the parties’ termination rights or the earlier termination of the Executive.
     The Employment Agreements provide for minimum base salaries, subject to increases approved by the Board, of $800,000 for Mr. Wolstein and $616,000 for Mr. Hurwitz. The Executives are entitled to participate in the Company’s broad-based retirement and other benefit plans, including the Company’s 401(k) plan and its deferred compensation program, and are also entitled to receive life, medical, dental and other insurance coverage and benefits similar to that provided to the Company’s other executive officers. The Company will also provide disability insurance coverage (or self-insure such coverage) for Mr. Wolstein during the employment term of at least $46,500 per month through age 65, and for Mr. Hurwitz during the employment term of at least $25,000 per month through age 65. The Executives are also entitled to reasonable vacation and sick leave during the employment term and to reasonable expense reimbursement. The Company will also pay Mr. Hurwitz’s country club membership fees, assessments, dues and business expenses during the term of his Employment Agreement.
     Under the Employment Agreements, the Executives are entitled to annual performance-based bonuses equal to a percentage of their base salaries as determined by the Committee. The respective threshold and maximum annual bonus opportunities, as a percentage of base salary, for the Executives are: Mr. Wolstein, 350% and 800%; and Mr. Hurwitz, 300% and 600%. Half of each annual bonus will be paid in cash, with the remaining portion of each annual bonus paid in the form of equity awards. Any restricted shares or stock options awarded in payment of a portion of each annual bonus will be valued based on the fair market value of the Company’s shares on the date of grant using the same methodology and valuation assumptions used by the Company for financial statement reporting purposes. The Committee will from time to time establish the performance factors and criteria relevant for determination of such annual bonuses and will timely communicate the applicable performance metrics and targets to the Executives. The Executives are also entitled to participate in any equity or other employee benefit plan generally available to the Company’s senior executive officers, including outperformance award plans and supplemental equity award plans.
     Each Employment Agreement may be terminated under a variety of circumstances, including the Executive’s death. The Company may terminate each Employment Agreement for “cause” if the Executive engages in certain specified conduct, if the Executive is disabled for a specified period of time or at any other time without cause by giving the Executive 90 days’ prior written notice. Each Executive may also terminate his Employment Agreement for “good reason” in certain specified circumstances or at any other time without good reason by giving the Company 90 days’ prior written notice.
     The Executives are entitled under the Employment Agreements to certain additional payments and benefits in the event of certain termination circumstances. If an Executive is terminated by the Company without cause or the Executive terminates his employment for good reason, he is entitled to receive: (1) accrued but unpaid base salary and his prior year’s annual bonus to the extent not paid; (2) for Mr. Wolstein, a lump sum amount equal to the greater of (A) $5 million or (B) the sum of his base salary plus his prior year’s annual bonus (such lump sum amount, however, will be equal to $5 million if such termination occurs before January 1, 2009), and for Mr. Hurwitz, a lump sum amount equal to the greater of (X) $3 million or (Y) the sum of his base salary plus his prior year’s annual bonus (such lump sum amount, however, will be equal to $3 million if such termination occurs before January 1, 2009); (3) one year of continued health and welfare benefits for the Executive and his family; and (4) immediate accelerated vesting of the Executive’s non-performance-based equity awards (specifically excluding awards made under any outperformance award plans and supplemental equity award plans). If an Executive dies during the term of the Employment Agreement, his estate or beneficiaries are entitled to receive his accrued but unpaid base salary and his prior year’s annual bonus to the extent not paid, and his family is entitled to receive one year of continued health and welfare benefits. Additionally, Mr. Hurwitz’s estate or beneficiaries are entitled to receive a lump sum amount equal to $2.5 million either from the Company or as a life insurance payment. If an Executive is terminated due to disability, he is entitled to receive: (1) his accrued but unpaid based salary and his prior year’s annual bonus to the extent not paid; (2) a lump sum amount equal to two times his base salary; (3) a pro rata portion of his annual bonus for the year in which his termination occurs; and (4) one year of continued health and welfare benefits for the Executive and his family. Certain of these termination payments and benefits are subject to the Executive’s execution of a general release of claims against the Company or the Company’s waiver of such release.
     The Employment Agreements provide that, to the extent that any of the payments to be made under the Employment Agreements or the CIC Agreements discussed below constitutes an “excess parachute payment” under certain tax laws, rules and regulations, the Company will pay to the Executive such additional cash amounts as are necessary to put him in the same after-tax position as he would have been in had such payments (excluding any units or awards granted or vested pursuant to any performance unit agreement with the Company or any equity awards granted under any outperformance award plans or supplemental equity plans of the Company) not given rise to any applicable excise tax, penalties or interest. Each Executive is also entitled to a similar “gross-up” payment regarding any excise tax, penalties or interest to which he is subject under Section 409A of the Internal Revenue Code. The Employment Agreements also contain a two-year confidentiality covenant regarding the Company’s proprietary information, a two-year non-solicitation covenant and other provisions generally designed to ensure compliance with Section 409A of the Internal Revenue Code. Mr. Hurwitz is also subject to a one-year noncompetition covenant that covers the four largest real estate investment trusts (excluding the Company) based on market capitalization that focus primarily on neighborhood and community shopping centers (subject to a one percent public equity ownership exception).
     Additionally, Mr. Wolstein’s Employment Agreement provides that:
•	Mr. Wolstein is entitled to personal use (on an as-available basis) of any airplane leased by the Company or in which the Company owns an interest during each calendar year, but will reimburse the Company for such use at Standard Industry Fare Level rates then in effect. To the extent that the full cost of Mr. Wolstein’s personal aircraft use in a calendar year exceeds such Standard Industry Fare Level reimbursement by more than $300,000, Mr. Wolstein will also reimburse the Company for the amount of such excess cost;

•	Any transition by Mr. Wolstein to service as a non-executive Chairman of the Board will not have an impact on the vesting and exercise provisions of any prior or subsequent equity awards by the Company; and

•	If Mr. Wolstein is terminated other than by the Company for cause or by reason of his death, he will be entitled to continued use of office space, office support and secretarial services at the Company’s expense until the earliest of his death, the date he begins other employment, or the third anniversary of his termination date.

     The summaries of the Employment Agreements described above are qualified in their entirety by reference to the Employment Agreements, which are filed herewith as Exhibits 10.1 and 10.3 and incorporated herein by reference.
     Change in Control Agreements
     The Company has also entered into the CIC Agreements with the Executives to promote the stability and continuity of senior management in the event of a “Change in Control” of the Company. Under each CIC Agreement, the following payments and benefits are payable by the Company to the Executive if a “Triggering Event” occurs: (1) accrued but unpaid base salary and his prior year’s annual bonus to the extent not paid; (2) for Mr. Wolstein, a lump sum amount equal to the greater of (A) $5 million or (B) the sum of his base salary plus his prior year’s annual bonus (such lump sum amount, however, will be equal to $5 million if the Triggering Event occurs before January 1, 2009), and for Mr. Hurwitz, a lump sum amount equal to the greater of (X) $3 million or (Y) the sum of his base salary plus his prior year’s annual bonus (such lump sum amount, however, will be equal to $3 million if the Triggering Event occurs before January 1, 2009); (3) three years of continued health and welfare benefits for the Executive and his family; (4) immediate accelerated vesting of the Executive’s non-performance-based equity awards (specifically excluding awards made under any outperformance award plans and supplemental equity award plans); and (5) outplacement services at an aggregate cost of up to $75,000 for Mr. Wolstein and up to $50,000 for Mr. Hurwitz for no more than two years after the year in which the Triggering Event occurs. Additionally, the Company will be deemed to have waived any requirement for a general release of claims against the Company. Each CIC Agreement will be terminated if the Executive ceases to be a Board-elected officer, appointed officer or key employee of the Company prior to a Change in Control.
     The terms “Change in Control” and “Triggering Event” are defined in the CIC Agreements. Change in Control generally means certain events including Board or shareholder approval of a Company merger or consolidation in which the Company is not the surviving entity, a sale of substantially all of the Company’s assets, or a liquidation or dissolution of the Company, certain significant changes in the ownership of the Company’s outstanding securities or in the composition of the Board, or the establishment of a record date in connection with shareholder approval of certain proposed mergers, consolidations, sales of all or substantially all of the Company’s assets or a dissolution of the Company. For Mr. Wolstein, a Triggering Event means certain situations specified in the CIC Agreement in which, within three years after a Change in Control, Mr. Wolstein is terminated or terminates his employment as a result of certain adverse impacts on his position with the Company or compensation. For Mr. Hurwitz, a Triggering Event means certain situations specified in the CIC Agreement in which, within two years after a Change in Control, Mr. Hurwitz is terminated or terminates his employment as a result of certain adverse impacts on his position with the Company or compensation.
     The summaries of the CIC Agreements described above are qualified in their entirety by reference to the CIC Agreements, which are filed herewith as Exhibits 10.2 and 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Scott A. Wolstein

10.2	Change in Control Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Scott A. Wolstein

10.3	Employment Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Daniel B. Hurwitz

10.4	Change in Control Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Daniel B. Hurwitz

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Christa A. Vesy
	Name:	Christa A. Vesy
	Title:	Senior Vice President and Chief Accounting Officer

Date: October 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Scott A. Wolstein

10.2	Change in Control Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Scott A. Wolstein

10.3	Employment Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Daniel B. Hurwitz

10.4	Change in Control Agreement, dated as of October 15, 2008, by and between Developers Diversified Realty Corporation and Daniel B. Hurwitz